UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CNS, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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CNS Announces Termination of Hart-Scott-Rodino Waiting Period for Its Acquisition by GlaxoSmithKline

Minneapolis, MN (November 21, 2006) — CNS, Inc. (NASDAQ: CNXS) today announced that the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the proposed acquisition of the Company by merger with a subsidiary of GlaxoSmithKline plc (“GSK”) terminated at midnight on November 20, 2006. Termination of the waiting period satisfies a closing condition of the merger agreement between the Company and GSK.

The Company’s proposed merger with a subsidiary of GSK, announced on October 9, 2006, provides for outstanding shares of CNS common stock to be exchanged for $37.50 per share in cash. The consummation of the merger remains subject to other closing conditions, including the approval of CNS stockholders. CNS stockholders of record on November 9, 2006 will vote on the merger at a special meeting scheduled for 9:00 a.m., local time, on December 19, 2006, at 4200 IDS Center, 80 South 8th Street, Minneapolis, Minnesota. CNS expects that the merger will be completed as promptly as practicable after the Special Meeting of Stockholders. A definitive proxy statement with respect to the special meeting was filed with the Securities and Exchange Commission on November 16, 2006 and mailed to stockholders on or about November 16, 2006.

Caution Regarding Forward-Looking Statements

Any statements made regarding the proposed merger transaction between CNS and GSK, the expected timetable for completing the transaction, the satisfaction of closing conditions, timing or satisfactory receipt of regulatory or CNS stockholder approvals, future products or market growth, and any other statements regarding CNS’ future expectations, beliefs, goals or prospects are forward-looking statements which are subject to risks and uncertainties. For a more complete list and description of such risks and uncertainties, refer to CNS’ Annual Report on Form 10-K for the year ended March 31, 2006 and Quarterly Report on Form 10-Q for the period ended September 30, 2006, as well as other filings by CNS with the Securities and Exchange Commission (the “SEC”). Actual results may differ materially from those contained in the forward-looking statements in this document. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. CNS undertakes no obligation and does not intend to update any forward-looking statements after the date of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Important Merger Information

CNS filed a definitive proxy statement in connection with a Special Meeting of Stockholders to consider the proposed merger transaction between CNS and GSK, which definitive proxy statement was mailed to stockholders on or about November 16, 2006. Stockholders and investors are advised to read the definitive proxy statement and any other definitive additional soliciting materials because they will contain important information about the merger and the Company. Stockholders and investors may obtain a free copy of these proxy materials and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov. Free copies of the definitive proxy statement, and the Company’s other filings with the SEC, may also be obtained from the Company at www.cns.com by clicking on the “Investors” tab and then following the link at “Financial Information” to “SEC Filings.” Free copies of the Company’s filings may be obtained by directing a written request to CNS, Inc., 7615 Smetana Lane, Eden Prairie, Minnesota 55344, Attention: Samuel E. Reinkensmeyer or by telephone at 952-229-1500.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from the Company’s stockholders in favor of the merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the merger by reading the definitive proxy statement for the Company’s Special Meeting of Stockholders. These documents are available free of charge at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.

About CNS, Inc.

CNS, based in Minneapolis, designs and markets consumer health care products, including Breathe Right® nasal strips and FiberChoice® dietary fiber supplements. The company focuses on products that address important consumer needs within the aging well/self-care market, including better breathing and digestive health. Its common stock is listed on the Nasdaq National Market under the ticker symbol “CNXS.” More information about CNS and its products is available at www.cns.com.